For Immediate Release
Contact:	Jerry Daly	Dennis Craven
	Daly Gray Public Relations	Chief Financial Officer
	(Media)	(Company)
	jerry@dalygray.com	dcraven@cl-trust.com

	(703) 435-6293	(561) 227-1386

Chatham Lodging Announces Third Quarter Dividend

PALM BEACH, Fla., September 10, 2012—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in upscale extended-stay hotels and premium branded select-service hotels, today announced that its board of trustees has declared a common share dividend of $0.20 for the 2012 third quarter. The common dividend is payable October 26, 2012, to shareholders of record on September 28, 2012. The company will continue to evaluate and adjust its dividend on a quarterly basis.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 18 hotels with an aggregate of 2,414 rooms/suites in 10 states and the District of Columbia and holds a minority investment in a joint venture that owns 57 hotels with 7,490 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about Chatham Lodging Trust, including those statements regarding acquisitions, capital expenditures, future operating results and the timing and composition of revenues, among others, and statements containing words such as “expects,” “believes” or “will,” which indicate that those statements are forward-looking. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results or performance to differ materially from those discussed in such statements. Additional risks are discussed in the company’s filings with the Securities and Exchange Commission.